Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is entered into as of the 13th day of May, 2005 (the "Agreement"), by Investnet, Inc., a Nevada corporation (the "Seller”), China Kangtai Cactus Bio-Tech Company Limited, a British Virgin Islands corporation or its designee(s) (the "Buyer") and AGrade Ltd., a British Virgin Islands corporation as the principal shareholder of the Seller (“Principal Shareholder”).  Each of the Seller and the Buyer is referred to herein as a "Party," and they are referred to collectively as "Parties." The Principal Shareholder is party to this Agreement solely for the purpose of making certain representations, warranties and covenants.

W I T N E S S E T H:

WHEREAS, the Seller wishes to sell to Buyer and the Buyer wishes to purchase from Seller 30,000,000 shares of the common stock, $0.001 par value (“Common Stock”), of the Seller, which constitutes 33% of the total outstanding shares of common stock of the Seller (the "Sale");

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

PURCHASE OF SHARES

1.1

INCORPORATION OF RECITALS.  The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

1.2

PURCHASE OF SHARES.  Subject to the terms and conditions of this Agreement and a certain escrow agreement dated the date hereof between the Seller, the Buyer, the Principal Shareholder and Burns & Levinson LLP as Escrow Agent (the “Escrow Agreement”), on the Closing Date (as hereinafter defined) the Seller shall sell to Buyer, and Buyer shall purchase from Seller, 30,000,000 shares of the Common Stock of the Seller (the "Purchase Shares").

1.3

CLOSING.  The closing (“Closing”) shall take place (“Closing Date”) as soon as: (a) Buyer has deposited $300,000, less wire transfer fees (the “Purchase Price”) in the account of the Escrow Agent as set forth in the Escrow Agreement, a form of which is attached hereto as Exhibit "A"; (b) the Seller shall have delivered to the Escrow Agent stock certificate(s), issued in the name of the Buyer, evidencing 30,000,000 shares of the Seller’s Common Stock, constituting at least 33% of the then outstanding shares (post-issuance) of the Seller’s Common Stock (the "Shares Certificate"); (c) the Principal Shareholder shall have deposited 17,936,094 shares of Common Stock of Seller held in its name (the “Pledge Shares”) as collateral as further described herein and in the Pledge Agreement dated the date hereof by and between the Buyer and Principal Shareholder (the “Pledge Agreement”); (d) the exchange of shares has taken place between Buyer and Seller pursuant to Section 6.1 of the Agreement and Plan of Reorganization among Buyer, Seller and Principal Shareholder (the “Exchange Agreement”); and (e) the Agreement for the Sale of Ownership dated the date hereof between the Seller and V-Capital Limited has been released by the Escrow Agent and become effective (the “Sale of Subsidiaries

Agreement”).  Immediately following the Closing, the Escrow Agent shall, upon instruction from Seller and Buyer, pay-off certain contingent liabilities of the Seller with the Purchase Price as set forth on Schedule 1.3 attached hereto, subject to any other conditions of this Agreement, the Exchange Agreement or the Escrow Agreement.  Simultaneously with paying the contingent liabilities, the Escrow Agent shall transfer the Shares Certificate to Buyer per Buyer's instructions and shall transfer the remaining Purchase Price, if any, after payment of contingent liabilities to the Seller.  The Escrow Agent shall hold the Pledge Shares according to the terms of the Pledge Agreement and the Escrow Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PRINCIPAL SHAREHOLDER

The Seller and the Principal Shareholder represent and warrant to the Buyer that as of the execution hereof or as otherwise indicated:

2.1

DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; DUE AUTHORIZATION.

(a)

The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted.  The Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Seller, taken as a whole.

(b)

Except as set forth in Schedule 2.1(b), the Seller does not have, and has never had, any subsidiaries and does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)

The Seller and the Principal Shareholder have all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  The Seller and the Principal Shareholder have taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Seller and the Principal Shareholder, enforceable against the Seller and the Principal Shareholder in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.  This Agreement, the actions, and the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Seller and the Principal Shareholder and by the holders of a majority of the outstanding shares of Common Stock of the Seller (if necessary).

2.2

NO CONFLICTS OR DEFAULTS.  The execution and delivery of this Agreement by the Seller and the Principal Shareholder and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Seller or the Principal Shareholder or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Seller or the Principal Shareholder is a party or by which the Seller or the Principal Shareholder is bound, or any judgment, order or decree, or any law, rule or regulation to which the Seller or the Principal Shareholder is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Seller or the Principal Shareholder, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Seller or the Principal Shareholder is a party or by which the Seller's or the Principal Shareholder assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Seller or the Principal Shareholder is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3

CAPITALIZATION.  The authorized capital stock of the Seller, as of the date hereof, is 200,000,000 shares of preferred stock, 10,000 shares of which are as of the date hereof issued and outstanding but which shall be purchased by the Seller and retired immediately following the Closing pursuant to the Escrow Agreement, and 200,000,000 shares of Common Stock, par value $0.001 per share, of which 59,869,385 (the "Outstanding Shares") shares are as of the date hereof issued and outstanding and 140,130,615 shares are as of the date hereof not issued and outstanding but the transfer agent of Seller has been instructed to issue 30,000,000 to the Buyer as of the Closing Date as the Purchase Shares.  All of the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of stockholders.  The Purchase Shares are not, and shares of Common Stock, if any, when issued in accordance with the terms hereof will not be, subject to any preemptive or subscription right.  There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Seller to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the common stock of the Seller, nor has the Seller, or any of its agents orally agreed to issue any of the foregoing.  There are no declared or accrued unpaid dividends with respect to any shares of the Seller's Common Stock.  There are no agreements, written or oral, between the Seller and any of its shareholders or among any the Seller’s shareholders relating to the acquisition (including without limitation rights of first refusal or preemptive rights), or disposition, or registration under the Securities Act or voting of the capital stock of the Seller.  There are no outstanding shares of the Seller’s Common Stock that are subject to vesting.  The Seller has no other capital stock authorized, issued or outstanding.  There shall be no outstanding warrants or options to purchase the Seller’s securities at the Closing Date.

2.4

FINANCIAL STATEMENTS.

(a)

SEC DOCUMENTS.  The Seller hereby makes reference to the following documents filed with the United States Securities and Exchange Commission (the "SEC"), as posted on the SEC's website, WWW.SEC.GOV (collectively, the "SEC Documents"): (a) Annual Report on Form 10-KSB for the fiscal years ended December 31, 2004, 2003, 2002 and 2001; (b) General Form For Registration of Securities Of Small Business Issuers on Form 8-A12G as filed on August 15, 2001, and all amendments thereto; (c) Quarterly Reports on Form 10-QSB for the periods ended March 31, 2002, 2003, 2004 and 2005, June 30, 2001, 2002, 2003 and 2004, September 30, 2001, 2002, 2003 and 2004 and all amendments thereto; (d) Current Reports on

Form 8-K dated December 12, 2003, March 15, 2004, October 15, 2004 November 17, 2004, December 16, 2004, December 22, 2004, December 30, 2004, January 24, 2005, and all amendments thereto; (e) a Preliminary Information Statement and Definitive Information Statement on Schedule 14C filed October 8,2003 and October 20, 2003, respectively; and (f) Registration Statement filed on form S-8 filed on May 28, 2004 (the “SEC Documents”).  The SEC Documents constitute all of the documents and reports that the Seller was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC since the effectiveness of the Seller's Form 8-A12G filed on August 15, 2001, as amended.  The financial statements included in the SEC Documents include copies of the balance sheets of the Seller at December 31, 2004, 2003, 2002 and 2001, and the related statements of operations and stockholders' cash flows for the fiscal years then ended, including the notes thereto, as audited by independent accountants (all such statements and the Seller’s unaudited consolidated balance sheet dated March 31, 2005 as delivered to the Buyer being referred to collectively as the "Seller Existing Financial Statements").  All the Seller Existing Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented.  These Seller Existing Financial Statements present fairly the financial position of the Seller as of the dates and for the periods indicated.  The books of account and other financial records of the Seller have been maintained in accordance with good business practices.

(b)

Since the date of the latest Seller Existing Financial Statements (the "Most Recent Date"), except as set forth in SCHEDULE 2.4(B) there has been no material adverse change in the condition, financial or otherwise net worth, prospects or results of operations of the Seller.   Without limiting the foregoing, since the Most Recent Date:

(i)

the Seller has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business and other than those that will be sold pursuant to Sale of Subsidiaries Agreement.

(ii)

the Seller has not entered into any agreement, contract, commitment, lease or license (or series of related agreements, contracts, commitments, leases and licenses);

(iii)

no party (including the Seller) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Seller is a party or by which the Seller or its assets are bound;

(iv)

the Seller has not made any capital expenditure (or series of related capital expenditures) of whatever nature;

(v)

the Seller has not made any capital investments in, any loans to, or any acquisitions of the securities or assets of any other person (or a series of related capital investments, loans and acquisitions);

(vi)

the Seller has not issued any notes, bonds or other debt securities, or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(vii) the Seller has not canceled, compromised, waived or released any right or claim (or series of related rights and claims);

(viii)

the Seller has not made any loans to, or entered into any other transactions with, any of their respective directors, officers, or employees; and

(ix)

the Seller has not committed to do any of the foregoing.

2.5

FURTHER FINANCIAL MATTERS.  As of the Closing Date the Seller shall not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, and which are not reflected in the Seller Financial Statements, and, also, in the case of liabilities or obligations, set forth on Schedule A to the Escrow Agreement and Schedule 1.3 hereto.

2.6

TAXES.  The Seller has filed all United States federal, state, county, local and foreign, national, provincial and local returns and reports which were required to be filed on or prior to the Closing Date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Seller and adequate reserves therefore have been established.  All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Seller, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects.  The amount shown on the Seller’s most recent balance sheet as provision for taxes is sufficient in all material respects to pay all accrued and unpaid federal, state, local and foreign taxes for the period then ended and all prior periods.  No tax return or tax return liability of the Seller has been audited or, presently under audit.  The Seller has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest).  There are no claims pending, or claims threatened, against the Seller for past due Taxes.  All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Seller, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Seller and in the Financial Statements.

2.7

INDEBTEDNESS; CONTRACTS; NO DEFAULTS.

(a)

As of the Closing, the Seller shall have no instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Seller is a party; and all previous merger/acquisition negations and agreements with other companies shall be void and of no force and effect.

(b)

Neither the Seller, nor, to the Seller's knowledge, any other person or entity is in breach, or in default under any contract, agreement, arrangement, commitment or plan to which the Seller is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Seller or, to the knowledge of the Seller, any other person or entity.  The Seller has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

2.8

REAL PROPERTY.  Except as set forth in Schedule 2.8, the Seller does not own or lease any real property.

2.9

COMPLIANCE.

(a)

The Seller is not conducting its respective business or affairs in violation of any applicable federal, state, local or foreign law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers.  The Seller has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

(b)

The Seller is in compliance with all applicable federal, state, local and foreign laws and regulations.  There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, and there are no past or present conditions that the Seller has reason to believe are likely to give rise to any liability or other obligations of the Seller under any circumstances.

2.10

PERMITS AND LICENSES.  The Seller has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.  The Seller has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

2.11

LITIGATION.

(a)

There is no claim, dispute, action, suit, inquiry, proceeding or investigation pending or, to the knowledge of the Seller, threatened, against or affecting the business of the Seller, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

(b)

There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or affecting the business of the Seller; and

(c)

The Seller has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.12

INSURANCE.  The Seller does not currently maintain any form of insurance.

2.13

ARTICLES OF INCORPORATION AND BY-LAWS; MINUTE BOOKS.  The copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Seller, and all amendments to each are true, correct and complete.  The minute books of the Seller contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization.  The stock books of the Seller are true, correct and complete.

2.14

EMPLOYEE BENEFIT PLANS.  The Seller has terminated “The 2004 Benefit Plan of InvestNet, Inc.” and does not maintain, any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Seller, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Seller, any entity required to be aggregated in a controlled group or affiliated service group with the Seller for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

2.15

PATENTS; TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS.  The Seller does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.  The business conducted by the Seller has not and will not cause the Seller to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights of any other Person.

2.16

BROKERS.  The Seller has not agreed to or incurred any obligation or other liability that could be claimed against the Seller or Buyer or any other person for any finder's fee, brokerage commission or similar payment.

2.17

AFFILIATE TRANSACTIONS.  Neither the Seller nor any officer, director or employee of the Seller (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Seller or affecting the business of the Seller, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Seller which will subject the Seller to any liability or obligation from and after the Closing Date.

2.18

TRADING.  The Seller Common Stock is currently listed for trading on the OTC Bulletin Board (the "Bulletin Board").  The Seller has not received any notices that its Common Stock is subject to being delisted therefrom, there are no pending or threatened delisting proceedings, nor is there any reason that the Seller Common Stock could be delisted.

2.19

COMPLIANCE.  The Seller has complied with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), and is current in its filings under the Exchange Act and the Securities Act.

2.20

FILINGS.  None of the filings made by the Seller under the Securities Act or the Exchange Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

2.21

CONSENTS.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") is required by or with respect to the Seller in connection with the execution and delivery of this Agreement and any related agreements to which the Seller is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

2.22

SCHEDULES.  All lists or other statements, information or documents set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Seller with the same force and effect as if such lists, statements, information and documents were set forth herein.  Any list, statement, document or any information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for any other Schedule provided pursuant to this Agreement unless specific cross reference is made and shall survive after closing.

2.23

ENVIRONMENTAL MATTERS.  The Seller has never: (i) operated any underground storage tanks at any property that the Seller has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws), but excluding office and janitorial supplies properly and safely maintained.

2.24

REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the Seller and the Principal Shareholder included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made and shall survive after closing as set forth herein.

ARTICLE III

INDEMNIFICATION AND PLEDGE OF SHARES

3.1

INDEMNITY BY THE SELLER AND THE PRINCIPAL SHAREHOLDER.

(a)

The Seller and the Principal Shareholder agree to defend, indemnify and hold harmless the Buyer and its officers, directors, shareholders, attorneys and other agents ("Indemnitees"), from and against, and to reimburse, the Indemnitees, with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by each or any of them by reason of, arising out of, or in connection with: (i) any liabilities of the Seller which have not been disclosed or otherwise reflected in this Agreement or in any document or certificate delivered by or on behalf of the Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby arising out of facts existing prior to or as of the Closing; (ii) any material breach of any representation or warranty contained in this Agreement or in any document or certificate delivered by or on behalf of the Seller or the Principal Shareholder; (iii) any fraudulent or negligent acts or statements (or acts or statements which stem from the Seller’s or the Principal Shareholder’s willful misconduct) made by the Seller or the Principal Shareholder to Buyer in connection with this Agreement or in connection with the transactions contemplated thereby; and (iv) any failure by the Seller or the Principal Shareholder to perform any of its respective covenants, agreements, or obligations in this Agreement or any related document including the Agreement and Plan of Reorganization dated even date herewith by and between the Buyer and the Seller (the “Reorganization Agreement”) and the Escrow Agreement.

(b)

No indemnification payments pursuant to this Agreement shall be made by the Seller or the Principal Shareholder to:

(i)

indemnify or advance costs to an Indemnitee with respect to proceedings initiated or brought voluntarily by an Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law;

(ii)

indemnify an Indemnitee for any costs resulting from an Indemnitee's conduct which is finally adjudged by a court of competent jurisdiction to have been willful misconduct or knowingly fraudulent or deliberately dishonest or to have resulted in an improper personal benefit in money, property or services to the Indemnitee; or

(iii)

indemnify an Indemnitee if a court of competent jurisdiction shall finally determine that such payment is unlawful.

3.2

INDEMNIFICATION PROCEDURE.

(a)

A Party (an "Indemnified Party") seeking indemnification shall give prompt written notice to the other Party (the "Indemnifying Party") of any claim for indemnification arising under this Article 3.  After the notice required by Article 3, if the Indemnifying Party undertakes to use his best endeavors to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's reasonable cost, risk and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder.  The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgment of any liability or culpability with respect to the Indemnified Party, (ii) includes a complete release of the Indemnified Party and (iii) does not require the Indemnified Party to make any payment or forego or take any action.  The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counter-claims).  The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom.

(b)

If, after receipt of a claim notice pursuant to Article 3, the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including, without limitation, the settlement thereof without the prior written consent of the Indemnifying Party).  If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to assume the defense of the lawsuit or action; provided, however, that the Indemnified Party may not settle such lawsuit or action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c)

At any time after the commencement of defense of any lawsuit or action, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise in full settlement by the Indemnifying Party of such claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and so notifies the Indemnifying Party in writing within 15 days of such request from the Indemnifying Party.  If the Indemnified Party determines that the contest should be continued, the Indemnifying Party shall be liable hereunder only to the extent of the lesser of (i) the amount which the other party(ies) to the contested claim had agreed to accept in payment or compromise as of the time the Indemnifying Party made its request therefore to the Indemnified Party or (ii) such amount for which the Indemnifying Party may be liable with respect to such claim by reason of the provisions hereof.

3.3

PLEDGE OF PRINCIPAL SHAREHOLDER SHARES.  The Principal Shareholder shall have the Escrow Agent hold the Pledge Shares in escrow pursuant to according to the Escrow Agreement as collateral in case Buyer has any Losses as set forth in Section 3.1(a).  To the extent that Buyer suffers any Losses, the Principal Shareholder understands and acknowledges that such Pledge Shares may be used to offset or indemnify Buyer against such Losses.

ARTICLE IV

DELIVERIES

4.1

ITEMS TO BE DELIVERED TO BUYER BY THE SELLER AND THE PRINCIPAL SHAREHOLDER.

(a)

Full and complete responses to the due diligence request list of Buyer including but not limited to the following:

(b)

Articles of Incorporation and amendments thereto, by-laws and amendments thereto, certificate of good standing in the Seller's state of incorporation;

(c)

all minutes and resolutions of the board of directors and of the shareholders (and meetings of shareholders) in possession of the Seller;

(d)

shareholder list of the Seller;

(e)

all financial statements and tax returns in possession of

the Seller;

(f)

all applicable schedules hereto;

(g)

Letter from the Seller's current officers and directors to be effective upon Closing and confirming that they have no claim against the Seller in respect of any outstanding remuneration or fees of whatever nature to be effective upon Closing and after the appointments of officers and directors by Buyer;

(h)

The Pledge Agreement;

(i)

The Escrow Agreement;

(j)

The Sale of Subsidiaries Agreement;

(k)

The Lock-Up Agreement (as defined below); and

(l)

The Shares Certificate.

4.2

ITEMS TO BE DELIVERED TO THE SELLER BY BUYER.

(a)

The Escrow Agreement;

(b)

any other document reasonably requested by the Seller that it deems necessary for the consummation of this transaction; and

(c)

the Purchase Price.

ARTICLE V

COVENANTS

5.1

PRINCIPAL SHAREHOLDER COVENANTS.

(a)

The Principal Shareholder shall enter into a Lock-Up Agreement with Seller of the same date hereof in the form attached hereto as Exhibit “B” and delivered to Seller at Closing.

(b)

The Principal Shareholder shall enter into the Pledge Agreement with Seller of the same date hereof in the form attached hereto as Exhibit “C” and delivered to Seller at Closing.

(c)

The Principal Shareholder shall cooperate with the designees of Buyer (including but not limited to voting in favor of the following matters) with: (i) filing the necessary documents with the SEC and the Nevada  Secretary of State in order to appoint new directors and officers as designated by CKCB and the resignation of Terrence Ho, Norman Koo and any other current officer of Seller and all directors as instructed by Seller or its designees (but not until the Buyer’s director designees have been seated and Seller’s Form 14-f filing and mailing requirements have been achieved; (ii) effect a reverse stock split of the Seller’s Common Stock;

(iii) effect a name change of Seller as determined by the Buyer or its designees; (iv) assist in any way to ensure that the shares of the Seller shall continue to be listed on the Over-the-Counter Bulletin Board, and to notify the Buyer if Seller receives any notification (either oral or written) materially adversely effecting such status; and (v) assist with the purchase by the Buyer of Purchase Shares.

(d)

The Principal Shareholder shall assist in any way to ensure that the shares of the Seller's common stock shall continue to be listed on the Over-the-Counter Bulletin Board, and to notify the Buyer if the Seller receives any notification (either oral or written) materially adversely effecting such status.

(e)

The Principal Shareholder further acknowledges and covenants that the liabilities listed on Schedule 1.3 shall be paid out of proceeds put into escrow by the Buyer pursuant to Escrow Agreement.  Any and all other liabilities of the Seller that have occurred or that were accrued prior to the Closing whether billed prior to or after the Closing shall be the full responsibility of the Principal Shareholder.  To the extent that the Principal Shareholder does not pay such liabilities that occurred or accrued before the Closing, the Escrow Agent may use the Pledge Shares pursuant to the Pledge Agreement to pay such liabilities or any other means pursuant to this Agreement to recover such liabilities.

5.2

BUYER COVENANTS.

(a)

Buyer shall cooperate with the Seller in the purchase by the Seller of the shares of Buyer.

5.3

SELLER COVENANTS.  During the period from the date of this Agreement and continuing until completion of the share exchange pursuant to Section 6.1 of the Exchange Agreement dated the same date hereof, the Seller agrees to carry on the Seller's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Seller when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their commercially reasonable efforts consistent with past practice and policies to preserve intact the Seller's present business organizations, keep available the services of the Seller's present officers and key employees and preserve the Seller's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Seller's goodwill and ongoing businesses at the Final Closing Date.  The Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of the Seller and any material event involving the Seller.  Specifically, the Seller shall not, without the prior written consent of Buyer:

(a)

declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Seller, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Seller (or options, warrants or other rights exercisable therefore);

(b)

issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, or accelerate the vesting of any stock options;

(c)

cause or permit any amendments to its Articles of Incorporation or Bylaws except to the extent required to comply with applicable law or to effect a name change or reverse stock split as determined by Buyer;

(d)

acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Seller's business other than the acquisition of Buyer;

(e)

sell, lease, license or otherwise dispose or agree to do the same with respect to any of its material properties or assets;

(f)

incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, unless loans are incurred to cover costs to close this agreement;

(g)

grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

(h)

grant any severance or termination pay (i) to any director or officer or (ii) to any other employee;

(i)

adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in connection with the regularly scheduled performance reviews of individual employees;

(j)

revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(k)

make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(l)

enter into any agreement, contract, or commitment;

(m)

change its methods of accounting or change its fiscal year; or

(n)

take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (m) above, or any other action that would prevent the Seller from performing or cause the Seller not to perform its covenants hereunder, or any other action not in the ordinary course of the Seller's business and consistent with past practice.

Seller further acknowledges and covenants that the liabilities listed on Schedule 1.3 shall be paid out of proceeds put into escrow by the Buyer pursuant to Escrow Agreement.  Any and all other liabilities of the Seller that have occurred or that were accrued prior to the Closing whether billed prior to or after the Closing shall be the full responsibility of the Principal Shareholder.  To the extent that the Principal Shareholder does not pay such liabilities that occurred or accrued before the Closing, the Escrow Agent may use the Pledge Shares pursuant to the Pledge Agreement to pay such liabilities or any other means pursuant to this Agreement to recover such liabilities.

ARTICLE VI

TERMINATION

6.1

TERMINATION.  This Agreement may be, terminated:

(a)

at any time before, or at, Closing by the mutual written agreement of Buyer and Seller; or

(b)

at Closing, by a Party if any provision (including, but not limited to, the representations and warranties) of this Agreement that is applicable to or required to be performed by the other Party shall be materially untrue or fail to be accomplished.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each Party shall bear all costs and expenses as that Party has incurred.

ARTICLE VII

MISCELLANEOUS

7.1

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  All representations, warranties and statements made by a Party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date.  Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

7.2

ACCESS TO BOOKS AND RECORDS.  During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof.  Such due diligence investigation shall be for the purpose of satisfying each Party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction.  The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

7.3

FURTHER ASSURANCES.  If, at any time after the Closing, the Parties hereby mutually agree that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the Parties are fully authorized to take any and all such action.

7.4

NOTICE.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that Party by notice in the manner provided herein:

If to the Seller:

Investnet, Inc.

Unit 3302, 33/F, Lippo Centre, Tower 2

89 Queensway, Admiralty, Hong Kong

Facsimile: 00852-21501388

Attn: Terence Ho, Chief Financial Officer and Chairman

If to Principal Shareholder:

AGrade Ltd.

c/o Terence Ho

Unit 3302, 33/F, Lippo Centre, Tower 2

89 Queensway, Admiralty, Hong Kong

Facsimile: 00852-21501388

If to Buyer:

China Kangtai Cactus Bio-Tech Company Limited:

China Kangtai Cactus Bio-Tech Company Limited P.O. Box 957,

Offshore Incorporations Centre,

Road Town,

Tortola,

British Virgin Islands

Facsimile: 86451-57351551

With a copy to:

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110

Attn: Andrew J.  Merken, Esq.

Facsimile: 617-345-3299

7.5

ENTIRE AGREEMENT.  This Agreement, the Exhibits and Schedules hereto and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

7.6

SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

7.7

GOVERNING LAW.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Nevada, USA that are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

7.8

COUNTERPARTS.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9

CONSTRUCTION.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  The Schedules hereto are hereby incorporated herein by reference and made a part of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

7.10

SEVERABILITY.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

7.11

REPORTING REQUIREMENTS.  The Seller will file such reports as required under the Exchange Act for such matters as required under such Exchange Act as well as any applicable state securities commissions.

7.12

CONFIDENTIALITY; PUBLIC DISCLOSURE.  Each of the parties hereto hereby agrees that the information obtained pursuant to the negotiation and execution of this Agreement shall be treated as confidential and not be disclosed to third parties who are not agents of one of the Parties to this Agreement, except as required by law.

7.13

NOTIFICATION OF CERTAIN MATTERS.  Each Party shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice.  Further, disclosure pursuant to this Section shall not be deemed to amend or supplement the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

7.14

CURRENCY.  The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

7.15

RULES OF CONSTRUCTION.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

7.16

COUNTERPARTS.  This Agreement may be executed in counterparts and by facsimile signatures.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

All such counterparts shall together constitute one and the same instrument.

[Signatures to Follow]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first set forth above.

SELLER:

INVESTNET, INC.

By:/s/ Terence Ho

Chief Financial Officer and Chairman

BUYER:

CHINA KANGTAI CACTUS BIO-TECH COMPANY LIMITED

By:/s/ Wang Jinjiang

Chairman

PRINCIPAL SHAREHOLDER:

AGRADE LTD.

By:/s/ Terence Ho

Chairman

EXHIBIT “A”

ESCROW AGREEMENT

EXHIBIT “B”

LOCK-UP AGREEMENT

EXHIBIT “C”

STOCK PLEDGE AGREEMENT

AGREEMENT made as of May 13, 2005, by and between China Kangtai Cactus Bio-Tech Company Limited ("CKCB"), a British Virgin Islands corporation (“Buyer”) and AGrade Ltd., a British Virgin Islands corporation (“Holder”).

Reference is made to the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of this date among Buyer, Holder and Investnet, Inc., a Nevada corporation (“Investnet”), pursuant to which Buyer is purchasing 30,000,000 shares of common stock, $.001 par value per share (the “Common Stock”) of Investnet, and the Agreement and Plan of Reorganization (“Exchange Agreement”) dated as of this date between Buyer, Investnet and Holder pursuant to which Stockholders of Buyer are exchanging shares with Investnet.  As an inducement for Buyer to enter into the Stock Purchase Agreement and the Exchange Agreement, Investnet and Holder have made certain representations, warranties and covenants, have agreed to indemnify the Buyer in the event either party breaches any provision of the Stock Purchase Agreement or Exchange Agreement, and Holder has agreed to pledge certain shares it holds in Investnet as collateral for Holder’s indemnification obligations; and

WHEREAS, Buyer and Holder have agreed that Holder shall deposit with the Escrow Agent (as defined below) 17,936,094 shares of Common Stock as collateral security (which shares, together with any additional shares hereafter issued in respect thereto by way of stock split, stock dividend or otherwise, may be called the “Collateral”) for the obligations represented by the indemnity sections of the Stock Purchase Agreement and the Exchange Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.

Pledge.  Holder hereby pledges the Collateral to Buyer and grants to Buyer a security interest therein as collateral security to secure the full and prompt payment and performance of any and all of Investnet’s or Holders obligations under the indemnity sections of the Stock Purchase Agreement and the Exchange Agreement (the “Obligations”), and herewith delivers to Burns & Levinson LLP as Escrow Agent (the “Escrow Agent”), the certificates evidencing the Collateral, together with stock assignments relative thereto duly executed in blank.  Each of the parties hereto shall enter into that certain Escrow Agreement dated as of the date hereof by and among the parties hereto and Burns & Levinson LLP, attached hereto in substantial form as Exhibit A.

2.

Representations and Covenants.

(a)

Holder represents and warrants that it has good and marketable title to the Collateral, free and clear of any mortgage, pledge, lien, encumbrance or charge of any nature whatsoever (except (i) the pledge created by this Agreement in favor of Buyer, (ii) the terms of the Stock Purchase Agreement, (iii) the terms of the Exchange Agreement, and (iv) the terms of the Escrow Agreement) and that this Pledge Agreement has been duly executed and delivered by Holder.

(b)

the Holder shall not sell or otherwise assign, transfer or dispose of the Collateral for so long as this Agreement is in effect, shall keep the Collateral free from any lien, security interest or encumbrance other than those created hereby, and shall take such actions reasonably necessary to protect the Collateral against all claims and demands of all persons at any time claiming any interest therein;

(C)

the Holder’s execution, delivery, and performance of this Agreement will not violate or constitute a default under any law, order, judgement, decree, agreement, or other instrument to which the Holder is a party or by which the Holder is bound and of which the Holder is aware, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Collateral; and

(d)

This Agreement constitutes  the valid and binding obligations of the Holder, enforceable against it in accordance with its respective terms.

3.

Rights Prior to Indemnity Claim.  Notwithstanding the pledge of the Collateral, voting rights shall vest in Holder, subject to Holder’s agreement to vote the Shares in accordance with Section 5.1(c) of the Stock Purchase Agreement, and shall apply to the Collateral while the pledge continues, and Holder shall be entitled to receive cash distributions in respect of the shares pledged hereunder.  Buyer shall not be entitled to exercise any voting and consensual power pertaining the pledged shares and shall not be entitled to receive any cash distributions in respect of the pledged shares.  Provided, however, if a notice has been given under the Stock Purchase Agreement or Exchange Agreement that a breach giving rise to an indemnity claim thereunder has occurred and until such breach has been cured or the Collateral has been delivered to the Buyer by the Escrow Agent pursuant to the Escrow Agreement, (a) Buyer may exercise such voting rights and (b) any distributions payable with respect to the Collateral shall be delivered to the Escrow Agent and shall be held by the Escrow Agent with the Collateral.

4.

Indemnity Claims.  If there shall occur an obligation of the Holder pursuant to the indemnity sections of the Stock Purchase Agreement or the Exchange Agreement that exceeds the fair market value of the Collateral, then the Escrow Agent shall by instructed by Buyer to deliver, transfer and issue the Collateral to it.  In such an event, Holder shall forfeit the Collateral and claims to ownership.  If such a claim is of a lesser amount then the Buyer shall instruct the Escrow Agent to issue a proportionate amount of the Collateral to Buyer to cover such claim.

5.

Transfer of Collateral.  Holder hereby appoints the law firm of Burns & Levinson LLP as agent for the Buyer to arrange for any and all transfers of the Collateral that the secured party may from time to time deem advisable after the occurrence of an indemnity claim under the Stock Purchase Agreement or the Exchange Agreement and delivery of the Collateral or any portion thereof to the Buyer pursuant to Section 1 above, and to assist the Buyer in obtaining the benefit of its security interest therein, including, but not limited to, the transfer of the Collateral into the name of the Buyer or its nominees at any time thereafter.

6.

Discharge.  After a year from the execution hereof, and provided that there are no indemnity claims being paid or pursued and any and all claims have been paid, satisfied or discharged under the Stock Purchase Agreement and the Exchange Agreement and the Holder

and Investnet are not in breach of any term or condition of the Stock Purchase Agreement or the Exchange Agreement, then this Agreement shall become null and void.  The Escrow Agent shall deliver to Holder all stock certificates, less any amounts used to satisfy any claims, and stock powers applicable to the Collateral then in its possession following ten (10) business days written notice to the Escrow Agent, subject to the terms of the Escrow Agreement, from Buyer and Holder.

7.

Waiver.  No course of dealing between the parties hereto, nor any delay on the part of any party in exercising any rights hereunder, nor any dealing on the part of any party in exercising any other rights shall operate as a waiver of any rights, except to the extent expressly waived in writing.  No waiver of any provision hereof or right hereunder by any party in any particular instance shall constitute a waiver of any provision hereof or right hereunder in connection with any other instance.

8.

Notice. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given in the manner provided in the Escrow Agreement, and any notice to Escrow Agent shall be given in the manner specified, and to the address of the Escrow Agent, as set forth in the Escrow Agreement. Any party may change its address for notice by notice to the others given in the foregoing manner.

9.

Benefit.  The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the respective heirs, executors, administrators, successors and assigns of the parties hereto.

10.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED in one or more counterparts, each of which shall constitute an original hereof, as of the date first above written.

CHINA KANGTAI CACTUS BIO-TECH COMPANY LIMITED

By:

/s/ Wang Jinjiang

Name:

Wang Jinjiang

Title:

Chairman

AGRADE LTD.

By:

/s/ Terence Ho

Name:

Terence Ho

Title:

Chairman

SCHEDULES

SCHEDULE 1.3 CONTINGENT LIABILITIES

Accounts Payable and Accrued Liabilities

  $50,000

Preferred Stock Buyback

$250,000

SCHEDULE 2.1(B) SUBSIDIARIES

As of the date hereof, Seller owns 100% of Champion Agents Limited which wholly owns DSI Computer Technology Company Limited and Seller owns 100% of Interchance Limited.  Seller represents that it is selling the aforementioned subsidiaries prior to the Closing of this Stock Purchase Agreement but after the exchange has been completed pursuant to Section 6.1 of the Exchange Agreement as further set forth in the Escrow Agreement.

SCHEDULE 2.4(B) EXCEPTIONS TO 3/31/05 FINANCIAL STATEMENTS

None.

SCHEDULE 2.8 REAL PROPERTY

None.